EXHIBIT 4.47

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT") AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THIS WARRANT AND/OR SUCH SECURITIES, OR THIS WARRANT OR SUCH SECURITIES ARE SOLD ON THE TEL-AVIV STOCK EXCHANGE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE WARRANT AND/OR SUCH SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE OR FOREIGN LAW.

                       WARRANT TO PURCHASE ORDINARY SHARES

Tower Semiconductor Ltd., an Israeli company ("THE COMPANY"), whose shares are currently traded on Nasdaq and the Tel-Aviv Stock Exchange ("TASE") hereby grants to BANK HAPOALIM B.M. ("THE HOLDER"), the right to purchase from the Company the number of Ordinary Shares of the Company, nominal value NIS. 1.00 ("THE ORDINARY SHARES") specified below, subject to the terms and conditions set forth below, effective July 24, 2005 ("THE EFFECTIVE DATE"), the date upon which Bank Hapoalim B.M. and Bank Leumi Le-Israel B.M. ("THE BANKS") entered into the Ninth Amendment ("THE NINTH AMENDMENT") to the Facility Agreement dated January 18, 2001, as amended ("THE AGREEMENT"), by and among the Company and the Banks.

1.   NUMBER OF ORDINARY SHARES AVAILABLE FOR PURCHASE

     This Warrant may be exercised to purchase 4,132,232 (four million one hundred and thirty-two thousand, two hundred and thirty-two) of the Company's Ordinary Shares, with each Ordinary Share having a value calculated as set forth in Section 2 below, subject to adjustment under
     Section 7 of this Warrant ("THE WARRANT SHARES"), and all references to Warrant Shares or Ordinary Shares "purchaseable hereunder" shall refer to all 4,132,232 (four million one hundred and thirty-two thousand, two hundred and thirty-two) Warrant Shares, as such number may be adjusted under Section 7 of this Warrant, less Warrant Shares already purchased through exercise of this Warrant.


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2.   EXERCISE PRICE

     The exercise price for each Warrant Share purchasable hereunder shall be, subject to adjustment under Section 7 of this Warrant, US $1.21 (one United States Dollar and twenty-one US cents) per share ("THE WARRANT PRICE").

2A.  EXERCISABILITY; TERM

     This Warrant may be exercised: (a) with respect to 2,066,116 (two million and sixty-six thousand, one hundred and sixteen) Warrant Shares, during the period beginning from the Ninth Amendment Closing Date (as defined in the Ninth Amendment) and ending on the date which is 5 (five) years following the Ninth Amendment Closing Date ("THE FIRST TRANCHE EXPIRATION DATE"); and
     (b) with respect to 2,066,116 (two million and sixty-six thousand, one hundred and sixteen) Warrant Shares, during the period beginning from the date of signature by the Company and the Banks of an agreement by the Banks to reschedule the repayment dates of the Interest Payment Loans (as defined in the Ninth Amendment) ("THE SECOND TRANCHE EXERCISABILITY DATE") and ending on the date which is 5 (five) years following the Second Tranche Exercisability Date ("THE SECOND TRANCHE EXPIRATION DATE"). The "First Tranche Expiration Date" and the "Second Tranche Expiration Date" are sometimes hereinafter collectively referred to as "THE EXPIRATION DATE".

3.   EXERCISE OF WARRANT

     This Warrant may be exercised in whole or in part, on one or more occasions during its term, provided that only up to 2,066,116 (two million and sixty-six thousand, one hundred and sixteen) Warrant Shares may be exercised prior to the Second Tranche Exercisability Date and, provided further, that if the Second Tranche Exercisability Date does not occur, no more than 2,066,116 (two million and sixty-six thousand, one hundred and sixteen) Warrant Shares will be exercisable during the term of this Warrant. The Warrant may be exercised by the surrender of the Warrant to the Company at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder.

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     a.   EXERCISE FOR CASH

          To exercise for cash, the Notice of Exercise must be accompanied by payment in full of the amount of the aggregate purchase price of the Warrant Shares being purchased upon such exercise in immediately available funds.

     b.   NET EXERCISE

          In lieu of the payment method set forth in Section 3(a) above, the Holder may elect to exchange the Warrant for a number of Warrant Shares equal to the increase in value of the Warrant Shares otherwise purchasable hereunder on the date of exchange. If the Holder elects to exchange this Warrant as provided in this Section 3(b), the Holder shall tender to the Company the Warrant along with the Notice of Exercise and the Company shall issue to the Holder the number of Warrant Shares computed using the following formula:

                                    Y (A - B)
                    X    =          ---------
                                        A

          WHERE:

          X    =    the number of Warrant Shares to be issued to the Holder;

          Y    =    the number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the number of Warrant Shares being exercised under the Warrant
                    (as adjusted to the date of such calculation);

          A    =    the Fair Market Value (as defined below) of one (1) Ordinary
                    Share; and

          B    =    Warrant Price (for the removal of doubt, as adjusted to the date of such calculation).

          "FAIR MARKET VALUE" of an Ordinary Share shall mean:

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          (i)  if the Ordinary Shares are listed on a national securities exchange or are quoted on the Nasdaq National Market (NASDAQ/NMS), then the closing or last sale price, respectively, reported on the last trading day immediately preceding the exercise date, as reported by Nasdaq or the principal national securities exchange upon which the Ordinary Shares are listed or traded; provided that, if the Ordinary Shares are listed on Nasdaq and another national securities exchange, the applicable price shall be the price reported by Nasdaq;

          (ii) if the Ordinary Shares are not listed on a national securities exchange or quoted on NASDAQ/NMS, but are traded in the over-the-counter market, then the mean of the closing bid and asked prices as reported on the last trading day immediately preceding the exercise date; and

          (iii) if the Ordinary Shares are not publicly traded, then as determined by the Company's Board of Directors in good faith.

          The exchange of this Warrant as provided in this Section 3(b) may not be utilized on more than 9 (nine) occasions.

     c.   ISSUANCE OF SHARES ON EXERCISE

          The Company agrees that the Warrant Shares so purchased shall be issued as soon as practicable thereafter, and that the Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this Warrant shall be surrendered, together with payment in full as required pursuant to subsection a. above or when surrendered for exchange pursuant to subsection b. above. In the event of a partial exercise, the Company shall concurrently issue to the Holder a replacement Warrant on the same terms and conditions as this Warrant, but representing the number of Warrant Shares remaining after such partial exercise.

4.   FRACTIONAL INTEREST

     No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares, the Company shall make a cash payment therefor upon the basis of the current market price of such shares then in effect as determined in good faith by the Company's Board of Directors.

5.   WARRANT CONFERS NO RIGHTS OF SHAREHOLDER

     Except as otherwise set forth in this Warrant, the Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to actual exercise resulting in the purchase of any Warrant Shares.

6.   INVESTMENT REPRESENTATION

     Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act, or any other securities laws. The Holder acknowledges by acceptance of the Warrant that
     (a) it has acquired this Warrant for investment and not with a view to distribution; (b) it has either a pre-existing personal or business relationship with the Company, or its executive officers, or by reason of its business or financial experience, it has the capacity to protect its own interests in connection with the transaction; and (c) it is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. The Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution and, unless the Warrant Shares are theretofore registered, including following the exercise of the Holder of its registration rights under Section 9 below, such Warrant Shares will not be registered under the Securities Act and applicable state securities laws and that such Warrant Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws, or based on an opinion of counsel reasonably satisfactory to the Company, an exemption from such registration and qualification is available. The Holder, by acceptance hereof, consents to the placement of legend(s) on all securities hereunder as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the reasonable opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

7.   ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES

     The number and kind of securities purchasable initially upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     a.   ADJUSTMENT FOR SHARES SPLITS AND COMBINATIONS

          If the Company at any time or from time to time effects a subdivision of the outstanding Ordinary Shares, the number of Warrant Shares purchaseable hereunder immediately before the subdivision shall be proportionately increased, and conversely, if the Company at any time or from time to time combines the outstanding Ordinary Shares, the number of Warrant Shares purchaseable hereunder immediately before the combination shall be proportionately decreased. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

     b.   ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS

          In the event the Company at any time, or from time to time, makes or fixes a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in additional shares of Ordinary Shares, then and in each such event, the number of Ordinary Shares purchaseable hereunder shall be increased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the number of Ordinary Shares issuable upon exercise of this Warrant by a fraction: (i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution; and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed thereof, the number of Ordinary Shares purchaseable hereunder shall be recomputed accordingly as of the close of business on such record date and thereafter the number of Ordinary Shares purchaseable hereunder shall be adjusted pursuant to this Section 7(b) as of the time of the actual payment of such dividends or distribution.

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     c.   ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS

          In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in securities of the Company other than Ordinary Shares, then in each such event provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities of the Company that the Holder would have received had this Warrant been exercised to purchase all Ordinary Shares purchaseable hereunder immediately prior to such event (or the record date for such event) and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section and the Company's Articles of Association with respect to the rights of the Holder.

     d.   ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION

          If the Ordinary Shares purchaseable hereunder are changed into the same or a different number of shares of any class or classes of shares, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or shares dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section), then and in any such event the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of shares and other securities receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Ordinary Shares for which this Warrant might have been exercised with respect to all Ordinary Shares purchaseable hereunder immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein and under the Company's Articles of Association.

     e.   REORGANIZATION, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS

          If at any time or from time to time there is a capital reorganization of the Ordinary Shares (other than a recapitalization, subdivision, combination, reclassification or exchange of shares as provided for elsewhere in this subsection), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the number of shares or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Ordinary Shares deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case (except to the extent any cash or property is received in such transaction), appropriate adjustment shall be made in the application of the provisions of this subsection and the Company's Articles of Association with respect to the rights of the Holder after the reorganization, merger, consolidation or sale to the end that the provisions of this subsection and the Company's Articles of Association (including adjustment of the number of Ordinary Shares purchaseable hereunder) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

     f.   OTHER TRANSACTIONS

          In the event that the Company shall issue shares to its shareholders as a result of a split-off, spin-off or the like, then the Company shall only complete such issuance or other action if, as part thereof, allowance is made to protect the economic interest of the Holder either by increasing the number of Warrant Shares or by procuring that the Holder shall be entitled, on economically proportionate terms, to acquire additional shares of the spun-off or split-off entities.

     g.   GENERAL PROTECTION

          The Company will not, by amendment of its Articles of Association or other charter document or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, or impair the economic interest of the Holder, but will at all times in good faith assist in the carrying out of all the provisions hereof and in taking of all such actions and making all such adjustments as may be necessary or appropriate in order to protect the rights and the economic interests of the Holder against impairment.

     h.   NOTICE OF CAPITAL CHANGES

          If at any time the Company shall offer for subscription pro rata to the holders of Ordinary Shares any additional shares of any class, other rights or any equity security of any kind, or there shall be any capital reorganization or reclassification of the capital shares of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to another company or there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company, or other transaction described in this
          Section 7, then, in any one or more of the said cases, the Company shall give the Holder written notice, by registered or certified mail, postage prepaid, of the date on which: (i) a record shall be taken for such subscription rights; or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of record of Ordinary Shares shall participate in such subscription rights, or shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Such written notice shall be given at least 14 (fourteen) days prior to the action in question and not less than 14 (fourteen) days prior to the record date in respect thereto.

     i.   ADJUSTMENT OF WARRANT PRICE

          Upon each adjustment in the number of Ordinary Shares purchasable hereunder, the Warrant Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Ordinary Shares purchasable hereunder shall be adjusted.

     j.   NOTICE OF ADJUSTMENTS

          Whenever the Warrant Price or the number of Ordinary Shares purchasable hereunder shall be adjusted pursuant to Section 7 hereof, the Company shall prepare a certificate signed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Ordinary Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

     k.   ASSUMED EXERCISABILITY

          For the avoidance of doubt, the fact that an adjustment event described in this Section 7 occurs prior to the time this Warrant is fully exercisable by the Holder shall not be taken into account and, for purposes of determining any adjustment or other actions to be taken by the Company pursuant to this Section 7, it shall be assumed that this Warrant is fully exercisable as of the Effective Date.

8.   TRANSFER OF THIS WARRANT OR SHARES

     a. With respect to any offer, sale or other disposition of this Warrant or securities purchaseable hereunder, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with, if reasonably requested by the Company, a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect); provided, however, that no legal opinion shall be required if the transfer will be effected on TASE and the Holder represents to the Company that the applicable conditions under Regulation S under the Securities Act have been satisfied. If the proposed transfer is intended to rely on a Regulation D exemption under the Securities Act, such opinion letter and all such transferees must warrant and represent that they are an "accredited" investor as that term is defined under Regulation D of the Securities Act. Promptly, as practicable, upon receiving such written notice and opinion and warranties and representations, if so requested, the Company, as promptly as practicable, shall deliver to the Holder one or more replacement Warrant certificates on the same terms and conditions as this Warrant for delivery to the transferees. Each Warrant thus transferred and each certificate representing the securities thus transferred shall bear legend(s) as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Any provision of this Warrant to the contrary notwithstanding, the Holder may not offer, sell or otherwise dispose of this Warrant to any third party, other than: (i) to a wholly owned subsidiary of Bank Hapoalim B.M.; or (ii) to any other transferee approved by the Company in writing with such approval not to be unreasonably withheld.

     b. In the event that the Company or its shareholders receive an offer to transfer all or substantially all of the shares in the Company, or to effect a merger or acquisition or sale of all or substantially all of the assets of the Company, then the Company shall promptly inform the Holder in writing of such offer.

9.   REGISTRATION RIGHTS

     The Company covenants and agrees as follows:

     a.   DEFINITIONS

          For purposes of this Section 9:

          (i) "REGISTRABLE SHARES" means: (1) the Warrant Shares; and (2) any Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Warrant Shares; provided, however, that any exercise of this Warrant in connection with an exercise of rights to registration under this
               Section 9 may be made conditional upon the closing of the offering contemplated by such registration;

          (ii) "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement, or the equivalent actions under the laws of another jurisdiction;

          (iii) "INVESTOR HOLDERS" refers to SanDisk Corporation, Alliance Semiconductor Corp., Macronix International Co., Ltd., QuickLogic Corporation, and The Israel Corporation Ltd. and any additional parties that entered into share purchase agreements with the Company prior to the closing of and that closed simultaneously with the Share Purchase Agreement dated as of July 4, 2000 by and between the Company and SanDisk Corporation or any successors thereto or permitted assignees thereof;

          (iv) "1934 ACT" means the Securities Exchange Act of 1934, as amended;

          (v)  "SEC" means the United States Securities and Exchange Commission.

     b.   INCIDENTAL REGISTRATION

          If the Company at any time proposes to register any of its securities (other than a registration of securities to be offered to employees, directors or consultants pursuant to a benefit plan on Form S-8 or a registration in connection with a merger, an exchange offer or any acquisition), it shall give notice to the Holder of such intention. Upon the written request of the Holder given within 20 (twenty) days after receipt of any such notice, the Company shall include in such registration all of the Registrable Shares indicated in such request, so as to permit the disposition of the shares so registered at the expense of the Company.

          Notwithstanding any other provision of this Section 9(b), in the event that the Company is undertaking a registration of its securities and the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of Ordinary Shares to be underwritten, then there shall be excluded from such registration and underwriting, to the extent necessary to satisfy such limitation, Ordinary Shares held by any shareholders other than the Investor Holders pro rata to their respective shareholdings in the Company.

     c.   ASSIGNMENT OF REGISTRATION RIGHTS

          The rights to cause the Company to register Registrable Shares pursuant to the Registration Rights may be assigned by a Holder to a transferee or assignee of such shares to the same extent as permitted by Section 8 of this Warrant.

     d.   NO CONFLICTING AGREEMENTS

          The Company represents and warrants to the Holder that the Company is not a party to any agreement that conflicts in any manner with the Holder's rights to cause the Company to register Registrable Shares pursuant to the Registration Rights. The Company covenants and agrees that it shall not, without the prior written consent of the holders of a majority of the outstanding Registrable Shares, amend, modify or restate the Registration Rights if the Holder would be adversely affected by the amendment in a different manner than other holders of "Registrable Shares" similarly situated.

     e.   RIGHTS AND OBLIGATIONS SURVIVE EXERCISE AND EXPIRATION OF WARRANT

          The rights and obligations of the Company and the Holder set forth in this Section 9 and in the Registration Rights shall survive the exercise, conversion and expiration of this Warrant.

     f.   STAND-OFF PERIOD

          The Holder, if requested by the Company and the underwriters of the Company's securities, shall enter into an agreement ("THE MARKET STAND-OFF AGREEMENT") not to sell, sell any option, or otherwise transfer or dispose of any Registrable Shares held by the Holder during the 90-day period (or such shorter period as is required by the underwriters) following the effective date of a registration statement of the Company filed under the Securities Act, provided that such restrictions shall not apply to Ordinary Shares or other securities of the Company that are included in such registration statement and the Holder shall not be obligated to enter into a Market Stand-off Agreement if any officer, director or holder of 5% (five percent) or more of the outstanding Ordinary Shares of the Company is not subject to a Market Stand-off Agreement with substantially similar terms. The underwriters in connection with such registration statement are intended third party beneficiaries of this provision.

     g.   INDEMNIFICATION

          In the event any Registrable Shares are included in a registration statement in accordance herewith:

          To the extent permitted by law, the Company will indemnify and hold harmless the Holder, its officers and directors, any underwriter (as defined in the Securities Act) for any Holder and each person, if any, who controls any Holder or underwriter within the meaning of the Securities Act or the 1934 Act against any losses, claims, damages, or liabilities to which they may become subject under the Securities Act, the 1934 Act or other United States federal or state law or the securities laws of the State of Israel, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances under which they were made; or (iii) any violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, or any of the securities laws of the State of Israel or any rule or regulation thereunder; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9(g), shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to the Holder, underwriter or controlling person in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company expressly for use in connection with such registration by the Holder, underwriter or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder, the underwriter or any controlling person of the Holder or the underwriter, and regardless of any sale in connection with such offering by the Holder.

          To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter (within the meaning of the Securities Act) for the Company, any person who controls such underwriter, and any other parties selling securities in such registration statement or any directors or officers or any persons controlling such parties, against any losses, claims, damages, or liabilities to which the Company or any such director, officer, controlling person, or underwriter or controlling person may become subject under the Securities Act, the 1934 Act or other United States federal or state law, or any of the securities laws of the State of Israel, insofar as such losses, claims, damages, liabilities (or actions in respect hereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in connection with such registration statement; and the Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action attributable to such Violation or alleged Violation; provided, however, that the indemnity agreement contained in this Section 9(g) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. In no event shall the liability of the Holder hereunder exceed the net proceeds from the offering received by the Holder.

          Promptly after receipt by an indemnified party under this Section 9(g) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9(g), notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnifying party under this Section 9(g), but the omission to so notify the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 9(g).

9A.  OBLIGATIONS OF THE COMPANY

     Whenever the Company files a registration statement with respect to any Registrable Shares, the Company, at its expense, shall:

     9A.1 prepare and file with the SEC (or other relevant body) a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective.

     9A.2 promptly prepare and file with the SEC (or other relevant body) such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act (or other relevant legislation) with respect to the disposition of all securities covered by such registration statement.

     9A.3 furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act (or other relevant legislation), and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Shares owned by it.

     9A.4 register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided, however, that the Company shall not be required to qualify to do business as a foreign corporation or to file any general consent to service of process in any jurisdiction in which it has not already so qualified or filed.

     9A.5 in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with usual and customary terms that are generally satisfactory to the managing underwriter of such offer. The Holder shall also enter into and perform their obligations under such an agreement (the terms of which must be satisfactory to the Holder if the Holder is to participate in such offering).

     9A.6 notify the Holder at any time when a prospectus relating to a registration statement filed pursuant hereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, in which event the Holder shall forthwith discontinue disposition of its Registrable Shares pursuant to such prospectus until it is advised in writing by the Company that the use of such prospectus may be resumed or until such holder receives copies of any supplement or amendment to such prospectus.

     9A.7 cause all Registrable Shares registered pursuant thereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

     9A.8 provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Share not later than the effective date of such registration.

     9A.9 afford the Holder and its representatives the opportunity to make such examination of the business affairs of the Company and its subsidiaries as the Holder may reasonably deem necessary to satisfy itself as to the accuracy of the registration statement (subject to a reasonable confidentiality undertaking on the part of the Holder and its representatives).

     9A.10 furnish, at the request of the Holder in connection with the registration of Registrable Shares pursuant to this Agreement, on the date that such Registrable Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder, and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder.

9B.  RULE 144 REPORTING

     With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Shares to the public without registration, the Company agrees to use its best efforts to:

     9B.1 make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

     9B.2 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act at any time after it has become subject to such reporting requirements;

     9B.3 so long as the Holder owns any Registrable Shares, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

9C.  EXPENSES OF REGISTRATION

     All expenses incurred by the Company in connection with any registration pursuant to this Agreement (other than underwriter's commissions and fees) including without limitation all registration, filing and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the Company and fees and disbursements of one counsel for the Holder, shall be borne by the Company.

10.  REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Company represents, warrants and covenants to the Holder as follows:

     a. this Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

     b. the Warrant Shares are duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and not subject to any pre-emptive rights;

     c. the execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Certificate of Incorporation, Memorandum of Association or Articles of Association, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company and, except for consents that have already been obtained by the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local governmental authority or agency or other person; and

     d. that it shall, upon the request of the Holder, procure the approvals required in order to list the Warrant Shares for trading on TASE.

11.  EXPENSES

     The Company will pay the Israeli Stamp Duty on the issuance of the Warrant Shares, and will notify the Israeli Companies Registrar of such issuance within the time period required by law. The Stamp Duty on this Warrant, if any, will be paid in full by the Company.

12.  LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or Shares certificate, and in case of loss, theft or destruction, of indemnity, or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or Shares certificate, if mutilated, the Company will make and deliver a new Warrant or Shares certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or Shares certificate.

13.  NOTICES

     Any notice or other communication hereunder shall be in writing and shall be deemed to have been given upon delivery, if personally delivered or 3 (three) business days after deposit if deposited in the mail for mailing by certified mail, postage prepaid, and addressed as follows:

              If to the Holder:            Bank Hapoalim B.M.
                                           Corporate Division
                                           Zion Building
                                           45 Rothschild Boulevard
                                           Tel-Aviv
                                           ATTENTION: HEAD OF CORPORATE DIVISION
                                           FACSIMILE: (03) 567 3728

              If to the Company:           Tower Semiconductor Ltd.
                                           P.O. Box 619
                                           Ramat Gabriel Industrial Zone
                                           Migdal Haemek 23105
                                           Israel
                                           ATTENTION: CHIEF FINANCIAL OFFICER
                                           FACSIMILE: (04) 654 6510

              WITH A COPY TO:              Yigal Arnon & Co.
                                           1 Azrieli Center
                                           Tel Aviv
                                           Israel
                                           ATTENTION: DAVID H. SCHAPIRO, ADV.
                                           FACSIMILE: (03) 608 7714

     Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressees notice of such new address in conformance with this paragraph.

14.  APPLICABLE LAW; JURISDICTION

     This Warrant shall be governed by and construed in accordance with the laws of the State of Israel as applicable to contracts between two residents of the State of Israel entered into and to be performed entirely within the State of Israel. Any dispute arising under or in relation to this Warrant shall be resolved in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

Dated: August 4, 2005

for    TOWER SEMICONDUCTOR LTD.

By:    _____________________________

Title: _____________________________

                               NOTICE OF EXERCISE

TO:
[________________]

[1. The undersigned hereby elects to purchase ______ (________) Ordinary Shares of Tower Semiconductor Ltd., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

[OR

     The undersigned hereby elects to exchange the attached Warrant for ______ (____________) [INSERT NUMBER OF WARRANT SHARES] Ordinary Shares of Tower Semiconductor Ltd. on a Net Exercise basis, pursuant to clause 3.b of the attached Warrant and the other terms and conditions contained therein]

2. In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Ordinary Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Ordinary Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

3. Please issue a certificate representing said Ordinary Shares in the name of the undersigned.

4. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

______________________                                 _________________________
(Date)                                                 (Print Name)

                                                       _________________________
                                                       (Signature)

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT") AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THIS WARRANT AND/OR SUCH SECURITIES, OR THIS WARRANT OR SUCH SECURITIES ARE SOLD ON THE TEL-AVIV STOCK EXCHANGE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE WARRANT AND/OR SUCH SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE OR FOREIGN LAW.

                       WARRANT TO PURCHASE ORDINARY SHARES

Tower Semiconductor Ltd., an Israeli company ("THE COMPANY"), whose shares are currently traded on Nasdaq and the Tel-Aviv Stock Exchange ("TASE") hereby grants to BANK LEUMI LE-ISRAEL B.M. ("THE HOLDER"), the right to purchase from the Company the number of Ordinary Shares of the Company, nominal value NIS.
1.00 ("THE ORDINARY SHARES") specified below, subject to the terms and conditions set forth below, effective July 24, 2005 ("THE EFFECTIVE DATE"), the date upon which Bank Hapoalim B.M. and Bank Leumi Le-Israel B.M. ("THE BANKS") entered into the Ninth Amendment ("THE NINTH AMENDMENT") to the Facility Agreement dated January 18, 2001, as amended ("THE AGREEMENT"), by and among the Company and the Banks.

1.   NUMBER OF ORDINARY SHARES AVAILABLE FOR PURCHASE

     This Warrant may be exercised to purchase 4,132,232 (four million one hundred and thirty-two thousand, two hundred and thirty-two) of the Company's Ordinary Shares, with each Ordinary Share having a value calculated as set forth in Section 2 below, subject to adjustment under
     Section 7 of this Warrant ("THE WARRANT SHARES"), and all references to Warrant Shares or Ordinary Shares "purchaseable hereunder" shall refer to all 4,132,232 (four million one hundred and thirty-two thousand, two hundred and thirty-two) Warrant Shares, as such number may be adjusted under Section 7 of this Warrant, less Warrant Shares already purchased through exercise of this Warrant.

2.   EXERCISE PRICE

     The exercise price for each Warrant Share purchasable hereunder shall be, subject to adjustment under Section 7 of this Warrant, US $1.21 (one United States Dollar and twenty-one US cents) per share ("THE WARRANT PRICE").

2A.  EXERCISABILITY; TERM

     This Warrant may be exercised: (a) with respect to 2,066,116 (two million and sixty-six thousand, one hundred and sixteen) Warrant Shares, during the period beginning from the Ninth Amendment Closing Date (as defined in the Ninth Amendment) and ending on the date which is 5 (five) years following the Ninth Amendment Closing Date ("THE FIRST TRANCHE EXPIRATION DATE"); and
     (b) with respect to 2,066,116 (two million and sixty-six thousand, one hundred and sixteen) Warrant Shares, during the period beginning from the date of signature by the Company and the Banks of an agreement by the Banks to reschedule the repayment dates of the Interest Payment Loans (as defined in the Ninth Amendment) ("THE SECOND TRANCHE EXERCISABILITY DATE") and ending on the date which is 5 (five) years following the Second Tranche Exercisability Date ("THE SECOND TRANCHE EXPIRATION DATE"). The "First Tranche Expiration Date" and the "Second Tranche Expiration Date" are sometimes hereinafter collectively referred to as "THE EXPIRATION DATE".

3.   EXERCISE OF WARRANT

     This Warrant may be exercised in whole or in part, on one or more occasions during its term, provided that only up to 2,066,116 (two million and sixty-six thousand, one hundred and sixteen) Warrant Shares may be exercised prior to the Second Tranche Exercisability Date and, provided further, that if the Second Tranche Exercisability Date does not occur, no more than 2,066,116 (two million and sixty-six thousand, one hundred and sixteen) Warrant Shares will be exercisable during the term of this Warrant. The Warrant may be exercised by the surrender of the Warrant to the Company at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder.

     a.   EXERCISE FOR CASH

          To exercise for cash, the Notice of Exercise must be accompanied by payment in full of the amount of the aggregate purchase price of the Warrant Shares being purchased upon such exercise in immediately available funds.

     b.   NET EXERCISE

          In lieu of the payment method set forth in Section 3(a) above, the Holder may elect to exchange the Warrant for a number of Warrant Shares equal to the increase in value of the Warrant Shares otherwise purchasable hereunder on the date of exchange. If the Holder elects to exchange this Warrant as provided in this Section 3(b), the Holder shall tender to the Company the Warrant along with the Notice of Exercise and the Company shall issue to the Holder the number of Warrant Shares computed using the following formula:

                                    Y (A - B)
                    X    =          ---------
                                        A

          WHERE:

          X    =    the number of Warrant Shares to be issued to the Holder;

          Y    =    the number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the number of Warrant Shares being exercised under the Warrant
                    (as adjusted to the date of such calculation);

          A    =    the Fair Market Value (as defined below) of one (1) Ordinary
                    Share; and

          B    =    Warrant Price (for the removal of doubt, as adjusted to the date of such calculation).

          "FAIR MARKET VALUE" of an Ordinary Share shall mean:

          (i) if the Ordinary Shares are listed on a national securities exchange or are quoted on the Nasdaq National Market (NASDAQ/NMS), then the closing or last sale price, respectively, reported on the last trading day immediately preceding the exercise date, as reported by Nasdaq or the principal national securities exchange upon which the Ordinary Shares are listed or traded; provided that, if the Ordinary Shares are listed on Nasdaq and another national securities exchange, the applicable price shall be the price reported by Nasdaq;

          (ii) if the Ordinary Shares are not listed on a national securities exchange or quoted on NASDAQ/NMS, but are traded in the over-the-counter market, then the mean of the closing bid and asked prices as reported on the last trading day immediately preceding the exercise date; and

          (iii) if the Ordinary Shares are not publicly traded, then as determined by the Company's Board of Directors in good faith.

          The exchange of this Warrant as provided in this Section 3(b) may not be utilized on more than 9 (nine) occasions.

     c.   ISSUANCE OF SHARES ON EXERCISE

          The Company agrees that the Warrant Shares so purchased shall be issued as soon as practicable thereafter, and that the Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this Warrant shall be surrendered, together with payment in full as required pursuant to subsection a. above or when surrendered for exchange pursuant to subsection b. above. In the event of a partial exercise, the Company shall concurrently issue to the Holder a replacement Warrant on the same terms and conditions as this Warrant, but representing the number of Warrant Shares remaining after such partial exercise.

4.   FRACTIONAL INTEREST

     No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares, the Company shall make a cash payment therefor upon the basis of the current market price of such shares then in effect as determined in good faith by the Company's Board of Directors.

5.   WARRANT CONFERS NO RIGHTS OF SHAREHOLDER

     Except as otherwise set forth in this Warrant, the Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to actual exercise resulting in the purchase of any Warrant Shares.

6.   INVESTMENT REPRESENTATION

     Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act, or any other securities laws. The Holder acknowledges by acceptance of the Warrant that
     (a) it has acquired this Warrant for investment and not with a view to distribution; (b) it has either a pre-existing personal or business relationship with the Company, or its executive officers, or by reason of its business or financial experience, it has the capacity to protect its own interests in connection with the transaction; and (c) it is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. The Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution and, unless the Warrant Shares are theretofore registered, including following the exercise of the Holder of its registration rights under Section 9 below, such Warrant Shares will not be registered under the Securities Act and applicable state securities laws and that such Warrant Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws, or based on an opinion of counsel reasonably satisfactory to the Company, an exemption from such registration and qualification is available. The Holder, by acceptance hereof, consents to the placement of legend(s) on all securities hereunder as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the reasonable opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

7.   ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES

     The number and kind of securities purchasable initially upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     a.   ADJUSTMENT FOR SHARES SPLITS AND COMBINATIONS

          If the Company at any time or from time to time effects a subdivision of the outstanding Ordinary Shares, the number of Warrant Shares purchaseable hereunder immediately before the subdivision shall be proportionately increased, and conversely, if the Company at any time or from time to time combines the outstanding Ordinary Shares, the number of Warrant Shares purchaseable hereunder immediately before the combination shall be proportionately decreased. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

     b.   ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS

          In the event the Company at any time, or from time to time, makes or fixes a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in additional shares of Ordinary Shares, then and in each such event, the number of Ordinary Shares purchaseable hereunder shall be increased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the number of Ordinary Shares issuable upon exercise of this Warrant by a fraction: (i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution; and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed thereof, the number of Ordinary Shares purchaseable hereunder shall be recomputed accordingly as of the close of business on such record date and thereafter the number of Ordinary Shares purchaseable hereunder shall be adjusted pursuant to this Section 7(b) as of the time of the actual payment of such dividends or distribution.

     c.   ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS

          In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in securities of the Company other than Ordinary Shares, then in each such event provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities of the Company that the Holder would have received had this Warrant been exercised to purchase all Ordinary Shares purchaseable hereunder immediately prior to such event (or the record date for such event) and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section and the Company's Articles of Association with respect to the rights of the Holder.

     d.   ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION

          If the Ordinary Shares purchaseable hereunder are changed into the same or a different number of shares of any class or classes of shares, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or shares dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section), then and in any such event the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of shares and other securities receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Ordinary Shares for which this Warrant might have been exercised with respect to all Ordinary Shares purchaseable hereunder immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein and under the Company's Articles of Association.

     e.   REORGANIZATION, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS

          If at any time or from time to time there is a capital reorganization of the Ordinary Shares (other than a recapitalization, subdivision, combination, reclassification or exchange of shares as provided for elsewhere in this subsection), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the number of shares or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Ordinary Shares deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case (except to the extent any cash or property is received in such transaction), appropriate adjustment shall be made in the application of the provisions of this subsection and the Company's Articles of Association with respect to the rights of the Holder after the reorganization, merger, consolidation or sale to the end that the provisions of this subsection and the Company's Articles of Association (including adjustment of the number of Ordinary Shares purchaseable hereunder) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

     f.   OTHER TRANSACTIONS

          In the event that the Company shall issue shares to its shareholders as a result of a split-off, spin-off or the like, then the Company shall only complete such issuance or other action if, as part thereof, allowance is made to protect the economic interest of the Holder either by increasing the number of Warrant Shares or by procuring that the Holder shall be entitled, on economically proportionate terms, to acquire additional shares of the spun-off or split-off entities.

     g.   GENERAL PROTECTION

          The Company will not, by amendment of its Articles of Association or other charter document or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, or impair the economic interest of the Holder, but will at all times in good faith assist in the carrying out of all the provisions hereof and in taking of all such actions and making all such adjustments as may be necessary or appropriate in order to protect the rights and the economic interests of the Holder against impairment.

     h.   NOTICE OF CAPITAL CHANGES

          If at any time the Company shall offer for subscription pro rata to the holders of Ordinary Shares any additional shares of any class, other rights or any equity security of any kind, or there shall be any capital reorganization or reclassification of the capital shares of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to another company or there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company, or other transaction described in this
          Section 7, then, in any one or more of the said cases, the Company shall give the Holder written notice, by registered or certified mail, postage prepaid, of the date on which: (i) a record shall be taken for such subscription rights; or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of record of Ordinary Shares shall participate in such subscription rights, or shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Such written notice shall be given at least 14 (fourteen) days prior to the action in question and not less than 14 (fourteen) days prior to the record date in respect thereto.

     i.   ADJUSTMENT OF WARRANT PRICE

          Upon each adjustment in the number of Ordinary Shares purchasable hereunder, the Warrant Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Ordinary Shares purchasable hereunder shall be adjusted.

     j.   NOTICE OF ADJUSTMENTS

          Whenever the Warrant Price or the number of Ordinary Shares purchasable hereunder shall be adjusted pursuant to Section 7 hereof, the Company shall prepare a certificate signed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Ordinary Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

     k.   ASSUMED EXERCISABILITY

          For the avoidance of doubt, the fact that an adjustment event described in this Section 7 occurs prior to the time this Warrant is fully exercisable by the Holder shall not be taken into account and, for purposes of determining any adjustment or other actions to be taken by the Company pursuant to this Section 7, it shall be assumed that this Warrant is fully exercisable as of the Effective Date.

8.   TRANSFER OF THIS WARRANT OR SHARES

     a. With respect to any offer, sale or other disposition of this Warrant or securities purchaseable hereunder, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with, if reasonably requested by the Company, a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect); provided, however, that no legal opinion shall be required if the transfer will be effected on TASE and the Holder represents to the Company that the applicable conditions under Regulation S under the Securities Act have been satisfied. If the proposed transfer is intended to rely on a Regulation D exemption under the Securities Act, such opinion letter and all such transferees must warrant and represent that they are an "accredited" investor as that term is defined under Regulation D of the Securities Act. Promptly, as practicable, upon receiving such written notice and opinion and warranties and representations, if so requested, the Company, as promptly as practicable, shall deliver to the Holder one or more replacement Warrant certificates on the same terms and conditions as this Warrant for delivery to the transferees. Each Warrant thus transferred and each certificate representing the securities thus transferred shall bear legend(s) as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Any provision of this Warrant to the contrary notwithstanding, the Holder may not offer, sell or otherwise dispose of this Warrant to any third party, other than: (i) to a wholly owned subsidiary of Bank Hapoalim B.M.; or (ii) to any other transferee approved by the Company in writing with such approval not to be unreasonably withheld.

     b. In the event that the Company or its shareholders receive an offer to transfer all or substantially all of the shares in the Company, or to effect a merger or acquisition or sale of all or substantially all of the assets of the Company, then the Company shall promptly inform the Holder in writing of such offer.

9.   REGISTRATION RIGHTS

     The Company covenants and agrees as follows:

     a.   DEFINITIONS

          For purposes of this Section 9:

          (i) "REGISTRABLE SHARES" means: (1) the Warrant Shares; and (2) any Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Warrant Shares; provided, however, that any exercise of this Warrant in connection with an exercise of rights to registration under this
               Section 9 may be made conditional upon the closing of the offering contemplated by such registration;

          (ii) "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement, or the equivalent actions under the laws of another jurisdiction;

          (iii) "INVESTOR HOLDERS" refers to SanDisk Corporation, Alliance Semiconductor Corp., Macronix International Co., Ltd., QuickLogic Corporation, and The Israel Corporation Ltd. and any additional parties that entered into share purchase agreements with the Company prior to the closing of and that closed simultaneously with the Share Purchase Agreement dated as of July 4, 2000 by and between the Company and SanDisk Corporation or any successors thereto or permitted assignees thereof;

          (iv) "1934 ACT" means the Securities Exchange Act of 1934, as amended;

          (v)  "SEC" means the United States Securities and Exchange Commission.

     b.   INCIDENTAL REGISTRATION

          If the Company at any time proposes to register any of its securities (other than a registration of securities to be offered to employees, directors or consultants pursuant to a benefit plan on Form S-8 or a registration in connection with a merger, an exchange offer or any acquisition), it shall give notice to the Holder of such intention. Upon the written request of the Holder given within 20 (twenty) days after receipt of any such notice, the Company shall include in such registration all of the Registrable Shares indicated in such request, so as to permit the disposition of the shares so registered at the expense of the Company.

          Notwithstanding any other provision of this Section 9(b), in the event that the Company is undertaking a registration of its securities and the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of Ordinary Shares to be underwritten, then there shall be excluded from such registration and underwriting, to the extent necessary to satisfy such limitation, Ordinary Shares held by any shareholders other than the Investor Holders pro rata to their respective shareholdings in the Company.

     c.   ASSIGNMENT OF REGISTRATION RIGHTS

          The rights to cause the Company to register Registrable Shares pursuant to the Registration Rights may be assigned by a Holder to a transferee or assignee of such shares to the same extent as permitted by Section 8 of this Warrant.

     d.   NO CONFLICTING AGREEMENTS

          The Company represents and warrants to the Holder that the Company is not a party to any agreement that conflicts in any manner with the Holder's rights to cause the Company to register Registrable Shares pursuant to the Registration Rights. The Company covenants and agrees that it shall not, without the prior written consent of the holders of a majority of the outstanding Registrable Shares, amend, modify or restate the Registration Rights if the Holder would be adversely affected by the amendment in a different manner than other holders of "Registrable Shares" similarly situated.

     e.   RIGHTS AND OBLIGATIONS SURVIVE EXERCISE AND EXPIRATION OF WARRANT

          The rights and obligations of the Company and the Holder set forth in this Section 9 and in the Registration Rights shall survive the exercise, conversion and expiration of this Warrant.

     f.   STAND-OFF PERIOD

          The Holder, if requested by the Company and the underwriters of the Company's securities, shall enter into an agreement ("THE MARKET STAND-OFF AGREEMENT") not to sell, sell any option, or otherwise transfer or dispose of any Registrable Shares held by the Holder during the 90-day period (or such shorter period as is required by the underwriters) following the effective date of a registration statement of the Company filed under the Securities Act, provided that such restrictions shall not apply to Ordinary Shares or other securities of the Company that are included in such registration statement and the Holder shall not be obligated to enter into a Market Stand-off Agreement if any officer, director or holder of 5% (five percent) or more of the outstanding Ordinary Shares of the Company is not subject to a Market Stand-off Agreement with substantially similar terms. The underwriters in connection with such registration statement are intended third party beneficiaries of this provision.

     g.   INDEMNIFICATION

          In the event any Registrable Shares are included in a registration statement in accordance herewith:

          To the extent permitted by law, the Company will indemnify and hold harmless the Holder, its officers and directors, any underwriter (as defined in the Securities Act) for any Holder and each person, if any, who controls any Holder or underwriter within the meaning of the Securities Act or the 1934 Act against any losses, claims, damages, or liabilities to which they may become subject under the Securities Act, the 1934 Act or other United States federal or state law or the securities laws of the State of Israel, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances under which they were made; or (iii) any violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, or any of the securities laws of the State of Israel or any rule or regulation thereunder; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9(g), shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to the Holder, underwriter or controlling person in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company expressly for use in connection with such registration by the Holder, underwriter or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder, the underwriter or any controlling person of the Holder or the underwriter, and regardless of any sale in connection with such offering by the Holder.

          To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter (within the meaning of the Securities Act) for the Company, any person who controls such underwriter, and any other parties selling securities in such registration statement or any directors or officers or any persons controlling such parties, against any losses, claims, damages, or liabilities to which the Company or any such director, officer, controlling person, or underwriter or controlling person may become subject under the Securities Act, the 1934 Act or other United States federal or state law, or any of the securities laws of the State of Israel, insofar as such losses, claims, damages, liabilities (or actions in respect hereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in connection with such registration statement; and the Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action attributable to such Violation or alleged Violation; provided, however, that the indemnity agreement contained in this Section 9(g) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. In no event shall the liability of the Holder hereunder exceed the net proceeds from the offering received by the Holder.

          Promptly after receipt by an indemnified party under this Section 9(g) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9(g), notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnifying party under this Section 9(g), but the omission to so notify the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 9(g).

9A.  OBLIGATIONS OF THE COMPANY

     Whenever the Company files a registration statement with respect to any Registrable Shares, the Company, at its expense, shall:

     9A.1 prepare and file with the SEC (or other relevant body) a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective.

     9A.2 promptly prepare and file with the SEC (or other relevant body) such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act (or other relevant legislation) with respect to the disposition of all securities covered by such registration statement.

     9A.3 furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act (or other relevant legislation), and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Shares owned by it.

     9A.4 register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided, however, that the Company shall not be required to qualify to do business as a foreign corporation or to file any general consent to service of process in any jurisdiction in which it has not already so qualified or filed.

     9A.5 in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with usual and customary terms that are generally satisfactory to the managing underwriter of such offer. The Holder shall also enter into and perform their obligations under such an agreement (the terms of which must be satisfactory to the Holder if the Holder is to participate in such offering).

     9A.6 notify the Holder at any time when a prospectus relating to a registration statement filed pursuant hereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, in which event the Holder shall forthwith discontinue disposition of its Registrable Shares pursuant to such prospectus until it is advised in writing by the Company that the use of such prospectus may be resumed or until such holder receives copies of any supplement or amendment to such prospectus.

     9A.7 cause all Registrable Shares registered pursuant thereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

     9A.8 provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Share not later than the effective date of such registration.

     9A.9 afford the Holder and its representatives the opportunity to make such examination of the business affairs of the Company and its subsidiaries as the Holder may reasonably deem necessary to satisfy itself as to the accuracy of the registration statement (subject to a reasonable confidentiality undertaking on the part of the Holder and its representatives).

     9A.10 furnish, at the request of the Holder in connection with the registration of Registrable Shares pursuant to this Agreement, on the date that such Registrable Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder, and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder.

9B.  RULE 144 REPORTING

     With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Shares to the public without registration, the Company agrees to use its best efforts to:

     9B.1 make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

     9B.2 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act at any time after it has become subject to such reporting requirements;

     9B.3 so long as the Holder owns any Registrable Shares, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

9C.  EXPENSES OF REGISTRATION

     All expenses incurred by the Company in connection with any registration pursuant to this Agreement (other than underwriter's commissions and fees) including without limitation all registration, filing and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the Company and fees and disbursements of one counsel for the Holder, shall be borne by the Company.

10.  REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Company represents, warrants and covenants to the Holder as follows:

     a. this Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

     b. the Warrant Shares are duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and not subject to any pre-emptive rights;

     c. the execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Certificate of Incorporation, Memorandum of Association or Articles of Association, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company and, except for consents that have already been obtained by the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local governmental authority or agency or other person; and

     d. that it shall, upon the request of the Holder, procure the approvals required in order to list the Warrant Shares for trading on TASE.

11.  EXPENSES

     The Company will pay the Israeli Stamp Duty on the issuance of the Warrant Shares, and will notify the Israeli Companies Registrar of such issuance within the time period required by law. The Stamp Duty on this Warrant, if any, will be paid in full by the Company.

12.  LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or Shares certificate, and in case of loss, theft or destruction, of indemnity, or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or Shares certificate, if mutilated, the Company will make and deliver a new Warrant or Shares certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or Shares certificate.

13.  NOTICES

     Any notice or other communication hereunder shall be in writing and shall be deemed to have been given upon delivery, if personally delivered or 3 (three) business days after deposit if deposited in the mail for mailing by certified mail, postage prepaid, and addressed as follows:

              If to the Holder:               Bank Leumi Le-Israel B.M.
                                              Corporate Division
                                              34 Yehuda Halevi Street
                                              Tel-Aviv
                                              ATTENTION: MANAGER OF HI-TECH
                                                         INDUSTRIES SECTION
                                              FACSIMILE: (03) 514 9017

              If to the Company:              Tower Semiconductor Ltd.
                                              P.O. Box 619
                                              Ramat Gabriel Industrial Zone
                                              Migdal Haemek 23105
                                              Israel
                                              ATTENTION: CHIEF FINANCIAL OFFICER
                                              FACSIMILE: (04) 654 6510

              WITH A COPY TO:                 Yigal Arnon & Co.
                                              1 Azrieli Center
                                              Tel Aviv
                                              Israel
                                              ATTENTION: DAVID H. SCHAPIRO, ADV.
                                              FACSIMILE: (03) 608 7714

     Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressees notice of such new address in conformance with this paragraph.

14.  APPLICABLE LAW; JURISDICTION

     This Warrant shall be governed by and construed in accordance with the laws of the State of Israel as applicable to contracts between two residents of the State of Israel entered into and to be performed entirely within the State of Israel. Any dispute arising under or in relation to this Warrant shall be resolved in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

Dated: August 4, 2005

for    TOWER SEMICONDUCTOR LTD.

By:    _____________________________

Title: _____________________________

                               NOTICE OF EXERCISE

TO:
[________________]

[1. The undersigned hereby elects to purchase ______ (________) Ordinary Shares of Tower Semiconductor Ltd., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

[OR

     The undersigned hereby elects to exchange the attached Warrant for ______ (____________) [INSERT NUMBER OF WARRANT SHARES] Ordinary Shares of Tower Semiconductor Ltd. on a Net Exercise basis, pursuant to clause 3.b of the attached Warrant and the other terms and conditions contained therein]

2. In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Ordinary Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Ordinary Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

3. Please issue a certificate representing said Ordinary Shares in the name of the undersigned.

4. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

______________________                                 _________________________
(Date)                                                 (Print Name)

                                                       _________________________
                                                       (Signature)